Exhibit 99.1

UGI ENERGY SERVICES, LLC

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the three and nine months ended June 30, 2019 and 2018

(Unaudited)

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Pages

Financial Statements (unaudited):

Condensed Consolidated Balance Sheets as of June 30, 2019 and 2018	3

Condensed Consolidated Statements of Income and Comprehensive Income for the three and nine months ended June 30, 2019 and 2018	4

Condensed Consolidated Statements of Cash Flows for the three and nine months ended June 30, 2019 and 2018	5

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(unaudited)

(Thousands of dollars)

	June 30, 2019	June 30, 2018

ASSETS

Current assets:

Cash and cash equivalents	$24,159	$68,200

Restricted cash	22,502	6,160

Accounts receivable (less allowances for doubtful accounts of $1,218 and $1,172, respectively)	110,148	99,655

Inventories	19,887	20,065

Derivative instruments	10,579	6,980

Prepaid expenses and other current assets	4,786	4,327

Total current assets	192,061	205,387

Property, plant and equipment:

Gross property, plant and equipment	1,322,257	1,168,636

Accumulated depreciation	(241,095)	(198,313)

Net property, plant and equipment	1,081,162	970,323

Goodwill	11,919	5,583

Intangible assets, net	20,039	13,411

Derivative instruments	3,558	540

Investment in equity method investee	84,908	73,167

Other assets	24,864	24,869

Total assets	$1,418,511	$1,293,280

LIABILITIES AND EQUITY

Current liabilities:

Current capital lease obligations	$133	$127

Short-term borrowings	55,000	—

Accounts payable	105,120	70,555

Employee compensation and benefits accrued	7,720	9,127

Derivative instruments	21,605	4,742

Other current liabilities	50,277	57,861

Total current liabilities	239,855	142,412

Long-term capital lease obligations	235	368

Deferred income taxes	143,813	118,441

Derivative instruments	9,105	8,039

Other noncurrent liabilities	9,134	9,004

Total liabilities	402,142	278,264

Member’s equity	1,016,369	1,015,016

Total liabilities and equity	$1,418,511	$1,293,280

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Revenues	$258,788	$249,637	$1,239,702	$1,122,745

Costs and expenses:

Cost of sales	247,566	200,774	1,049,568	853,194

Operating and administrative expenses	21,691	25,171	70,404	68,245

Depreciation and amortization	11,593	10,826	34,157	31,317

Other operating income, net	(266)	(529)	(1,209)	(508)

	280,584	236,242	1,152,920	952,248

Operating (loss) income	(21,796)	13,395	86,782	170,497

Income from equity method investee	1,512	1,356	4,593	3,375

Other non-operating income (expense), net	16	(54)	85	(1,151)

Interest expense	(625)	(413)	(1,566)	(2,048)

(Loss) income before income taxes	(20,893)	14,284	89,894	170,673

Income tax benefit (expense)	5,739	(4,317)	(24,334)	24,577

Net (loss) income and comprehensive (loss) income	$(15,154)	$9,967	$65,560	$195,250

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income	$(15,154)	$9,967	$65,560	$195,250

Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation and amortization	11,593	10,826	34,157	31,317

Deferred income taxes, net	(6,904)	2,421	(2,706)	(76,685)

Changes in unrealized gains and losses on derivative instruments	24,462	(6,151)	11,066	(764)

Other, net	(3,048)	4,165	(5,183)	(207)

Net change in:

Accounts receivable	96,862	50,414	1,820	(19,374)

Inventories	(5,810)	(5,111)	4,953	2,478

Accounts payable	(80,257)	(31,589)	(3,875)	15,161

Other current assets	(92)	(578)	(660)	(1,944)

Other current liabilities	(32)	(2,453)	19,430	48,843

Net cash provided by operating activities	21,620	31,911	124,562	194,075

CASH FLOWS FROM INVESTING ACTIVITIES:

Expenditures for property, plant and equipment	(32,666)	(7,986)	(89,074)	(25,695)

Acquisitions of businesses and assets	—	(7,000)	(35,000)	(62,000)

Increase in equity method investments	(2,414)	(5,632)	(4,619)	(19,305)

Other	45	12	103	112

Net cash used by investing activities	(35,035)	(20,606)	(128,590)	(106,888)

CASH FLOWS FROM FINANCING ACTIVITIES:

Decrease in bank loans	(2,000)	—	(2,000)	—

Receivables Facility net borrowings (repayments)	57,000	(10,000)	55,000	(39,000)

Dividends paid	(50,000)	—	(50,000)	(2,000)

Other	(33)	(33)	(100)	(96)

Net cash provided (used) by financing activities	4,967	(10,033)	2,900	(41,096)

Cash, cash equivalents and restricted cash (decrease) increase	$(8,448)	$1,272	$(1,128)	$46,091

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash, cash equivalents and restricted cash at end of period	$46,661	$74,360	$46,661	$74,360

Cash, cash equivalents and restricted cash at beginning of period	55,109	73,088	47,789	28,269

Cash, cash equivalents and restricted cash (decrease) increase	$(8,448)	$1,272	$(1,128)	$46,091

5